UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On August 1, 2018, Gastar Exploration Inc. (the “Gastar”) announced that it is considering potential strategic transactions, including financing, refinancing, sale, or merger transactions, and is encouraging proposals from existing stakeholders and interested third-parties.  As previously announced, the board of directors of Gastar (the “Board”) has appointed Jerry R. Schuyler, Randolph C. Coley and Harry Quarls to serve as members of a Board committee tasked with exploring financial, transactional, and strategic alternatives, including a potential restructuring of Gastar’s balance sheet.

Gastar previously disclosed in its Form 8-K filed on July 23, 2018 that it received a non-binding preliminary term sheet from funds affiliated with Ares Management, L.P. (“Ares”) proposing a potential restructuring transaction through a sale, among other means. As disclosed, Gastar continues to review and evaluate the Ares proposal, and is open to and will similarly evaluate any other proposals from other stakeholders or third-parties.

Gastar has retained Kirkland & Ellis LLP, as legal advisor and Perella Weinberg Partners L.P. and Tudor Pickering & Holt L.P., as financial advisors. Parties interested in participating in Gastar’s process should contact Kevin Cofsky of Perella Weinberg Partners at 212.287.3357/kcofsky@pwpartners.com or Chad Michael of Tudor Pickering at 713.333.7101/cmichael@tphco.com.

A copy of the Company’s press release, dated August 1, 2018, is filed herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document
99.1	Press Release issued August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer